PennantPark Floating Rate Capital Ltd. Announces Commencement of Purchases of Shares by PennantPark Investment Advisers, LLC

NEW YORK, NY -- (Marketwire - January 14, 2013) - PennantPark Floating Rate Capital Ltd. ("Company") (NASDAQ: PFLT) announced today that PennantPark Investment Advisers, LLC ("Investment Adviser") intends to commence purchases of shares of common stock of the Company in secondary market purchases on January 15, 2013.

These purchases fulfill a contractual obligation of the Investment Adviser undertaken in connection with the Company's initial public offering of common stock ("IPO") in April 2011. At that time, the Investment Adviser agreed to pay to the underwriters a portion of the underwriters' sales load in respect of the IPO. The Investment Adviser paid 2% of such sales load, or $2,055,000 in the aggregate, on behalf of the Company. Under terms agreed among the Company, the Investment Adviser and the underwriters of the IPO, the Company agreed to repay such amount to the Investment Adviser upon its achievement of a benchmark return over four consecutive quarters, and the Investment Adviser agreed to use such amount to purchase shares of the Company's common stock over a six-month period following such repayment. The Company met the conditions for repayment of the Investment Adviser at the end of the quarter ended December 31, 2012 and duly repaid $2,055,000 to the Investment Adviser on January 14, 2013. The Investment Adviser announced that it intends to purchase shares of the Company's common stock in the secondary market over the applicable six-month purchase period in compliance with applicable law and Securities and Exchange Commission guidance.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

The Company is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. The Company is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com